Exhibit 10.2

AMENDMENT NUMBER SIXTEEN
TO
TEXAS REGIONAL BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), together with the Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) adopt the following amendments to the Plan effective as of March 1, 2005.

WHEREAS, the Company has established and maintains the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) (the “Plan”); and

WHEREAS, Pursuant to Section 10.1 of the Plan, the Company has the right to amend the Plan, provided that the Trustees join in such Amendment, if the provisions of the Plan affecting the Trustees are amended; and

WHEREAS, certain provisions of the Plan reserve to the Board of Directors the authority to approve Employer contributions to the Plan; and

WHEREAS, the Directors desire to delegate to the Chairman and Chief Executive Officer of the Company the authority to determine the timing and amount of such Employer contributions to the Plan.

NOW, THEREFORE, IT IS HEREBY RESOLVED THAT the Plan is hereby amended effective as of March 1, 2005, as follows:

PLAN SECTION 5.1, FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION, IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

5.1                               FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a)                                  The amount of the total salary reduction elections of all Participants made pursuant to Section 5.2(a), which amount shall be deemed an Employer Elective Contribution.  As provided in Section 5.2(b), the interest of a Participant in the Salary Reduction Contributions allocated to his account will always be 100% vested.

(b)                                 On behalf of each Participant who is eligible to share in Employer Discretionary Matching Contributions for the Plan Year, an Employer Discretionary Matching Contribution in an amount determined at the sole discretion of the Employer, on behalf of each Participant up to a maximum of one hundred percent (100%) of the Participant’s Salary Reduction Contributions, provided, however, that the maximum Employer Discretionary Matching Contribution shall be based on a Participant’s Salary Reduction Contribution of up to four percent (4%) of such Participant’s Compensation from and after the Participant’s effective date of participation with respect to salary reduction elections. The interest of a Participant in the Employer Discretionary Matching Contributions allocated to his account will always be 100% vested.

(c)                                  An Employer Discretionary Optional Contribution, which shall be determined in the sole discretion of the Employer.  The interest of a Participant in the Employer Discretionary Optional Contributions allocated to his account will become nonforfeitable pursuant to the vesting schedule contained in Section 8.4(b).

(d)                                 Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution.  All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

IT IS FURTHER RESOLVED THAT the Directors hereby delegate the Employer’s discretionary authority to make Employer Discretionary Matching Contributions and Employer Discretionary Optional Contributions, as specified in Plan Section 5.1, as amended, to Glen E. Roney, Chairman of the Board and Chief Executive Officer, until further notice.

IN WITNESS WHEREOF, this Sixteenth Amendment to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) has been executed this 8th day of March, 2005 to be effective as of the dates provided above.

Texas Regional Bancshares, Inc.

	By:	/s/ G.E. Roney
Glen E. Roney,
Chairman of the Board and
Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ G.E. Roney
Glen E. Roney, Trustee

/s/ Morris Atlas
Morris Atlas, Trustee

/s/ Frank N. Boggus
Frank N. Boggus, Trustee